SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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VERAMARK TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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[Veramark Logo]

VERAMARK TECHNOLOGIES, INC.
3750 Monroe Avenue
Pittsford, New York 14534

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2003

To the stockholders of
VERAMARK TECHNOLOGIES, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of Veramark Technologies, Inc. (the “Company”) will be held at the Company’s office at 3750 Monroe Avenue, Pittsford, New York, on May 15, 2003, beginning at 10:00 a.m. local time, for the following purposes:

(1)	To elect five Directors, each to serve a term of one year;

(2)	To ratify the appointment of independent auditors for the year ending December 31, 2003; and

(3)	To consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 25, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     All stockholders are invited to attend the meeting in person. However, if you are unable to attend the meeting, it is nevertheless important that you be represented. A Proxy is enclosed for that purpose. Please sign, date and return promptly the enclosed Proxy in the accompanying envelope. No postage is necessary if mailed in the United States.

     Your attention is directed to the Proxy Statement submitted with this notice.

By Order of the Board of Directors

Robert N. Latella Secretary

Dated:     April 3, 2003

THIS IS AN IMPORTANT MEETING. STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

VERAMARK TECHNOLOGIES, INC.
3750 MONROE AVENUE
PITTSFORD, NEW YORK 14534

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2003

     This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Veramark Technologies, Inc. (the “Company”) in connection with the Annual Meeting of Stockholders of the Company to be held on May 15, 2003 at 10:00 a.m., local time, at the Company’s office at 3750 Monroe Avenue, Pittsford, New York (the “Meeting”). A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2002 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and Form of Proxy may be obtained from the Company’s Secretary, 3750 Monroe Avenue, Pittsford, New York 14534. A copy of the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) is available without charge upon written request to the Company’s Secretary at the Company’s corporate offices, or from the SEC’s website at www.sec.gov. This Proxy Statement, Annual Report and Form of Proxy will first be sent to stockholders on or about April 3, 2003.

SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy for the Meeting is being solicited by the directors of the Company. Any person giving a proxy may revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing the proxy and voting in person.

     The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and regular employees of the Company (who will receive no additional compensation therefore) by means of personal interview, telephone or facsimile. It is anticipated that banks, brokerage houses and other institutions, custodians, nominees, fiduciaries or other record holders will be requested to forward the soliciting material to persons for whom they hold shares and to seek authority for the execution of proxies; in such cases, the Company will reimburse such holders for their charges and expenses.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The close of business on March 25, 2003 has been fixed as the record date for determination of the stockholders entitled to notice of, and to vote at, the Meeting. On that date there were outstanding and entitled to vote 8,390,734 shares of common stock, par value $.10 per share, of the Company (the “Common Stock”) each of which is entitled to one vote on each matter at the Meeting.

     Pursuant to the Company’s Bylaws, directors will be elected by a majority of the votes cast at the Meeting and the proposal to ratify the appointment of the independent auditors for 2003 will require a majority of the votes cast at the Meeting.

     The presence, in person or by properly executed proxy, of the holders of shares of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Holders of shares of Common Stock represented by a properly signed, dated and returned proxy will be treated as present at the Meeting for purposes of determining a quorum. Proxies relating to “street name” shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum but will not be treated as votes cast at the Meeting as to any proposal as to which the brokers abstain.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information as of March 28, 2003, with respect to the persons or groups (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), believed by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, by certain executive officers, directors, nominees for director and by all directors and certain executive officers as a group.

	Amount and Nature of
	Shares of Common		Percent
Name and Address	Stock Beneficially Owned		of Class (1)

Albert J. Montevecchio	458,711	(2)	5.5%
20 Fairfield Drive
Fairport, New York 14450
JO & Co	420,500	(3)	5.0%
Box 1655
South Bend, Illinois 46634
Summit Capital Management, LLC
601 Union Street, Suite 3900
Seattle, Washington 98101	877,800	(4)	10.5%
Charles A. Constantino	15,000	(5)	*
John E. Gould	58,183	(6)	*
William J. Reilly	72,883	(7)	*
James R. Scielzo	40,000	(8)	*
David G. Mazzella	920,400	(9)	11.0%
Paul T. Babarik	257,650	(10)	3.1%
Ronald C. Lundy	102,283	(11)	1.2%
Douglas F. Smith	86,823	(12)	1.0%
All Directors and Executive Officers as a Group (8 Individuals)	1,553,222	(13)	18.5%

*	Indicates less than 1.0%.

(1)	Based on the number of shares of Common Stock outstanding as of March 27, 2003, which was 8,390,734 shares of Common Stock.

(2)	Includes 158,111shares of Common Stock owned by Montevecchio Associates, a limited partnership of which Albert J. Montevecchio is a General Partner.

(3)	A State of Indiana Partnership.

(4)	Based upon a Statement on Schedule 13G filed with the SEC that indicated that (i) John C. Rudolf has sole voting and dispositive power with respect to 230,000 shares of Common Stock and shares voting and dispositive power with respect to 647,800 shares of Common Stock; (ii) Summit Capital Management, LLC shares voting and dispositive power with respect to 877,800 shares of Common Stock; and (iii) Summit Capital Partners, LP beneficially owns 647,800 shares of Common Stock.

(5)	Includes 10,000 shares of Common Stock Mr. Constantino has the right to acquire pursuant to exercisable options under the Option Plan.

(6)	Includes 50,000 shares of Common Stock Mr. Gould has the right to acquire pursuant to exercisable options under the Option Plan and 3,183 shares of Common Stock Mr. Gould has the right to acquire upon exercise of a warrant.

(7)	Includes 50,000 shares of Common Stock Mr. Reilly has the right to acquire pursuant to exercisable options under the Option Plan and 3,183 shares of Common Stock Mr. Reilly has the right to acquire upon exercise of a warrant.

(8)	Includes 40,000 shares of Common Stock Mr. Scielzo has the right to acquire pursuant to exercisable options under the Option Plan.

(9)	Includes 900,000 shares of Common Stock Mr. Mazzella has the right to acquire pursuant to exercisable options under the Option Plan.

(10)	Includes 242,500 shares of Common Stock Mr. Babarik has the right to acquire pursuant to exercisable options under the Option Plan.

(11)	Includes 99,000 shares of Common Stock Mr. Lundy has the right to acquire pursuant to exercisable options under the Option Plan.

(12)	Includes 79,500 shares of Common Stock Mr. Smith has the right to acquire pursuant to exercisable options under the Option Plan.

(13)	Includes 1,471,000 shares of Common Stock the directors and executive officers have the right to acquire pursuant to exercisable options under the Option Plan and 6,366 shares of Common Stock upon exercise of warrants.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees

     At the Meeting, five directors, comprising the entire membership of the Board of Directors of the Company, are to be elected. Each elected director will serve until the Company’s next Annual Meeting of Stockholders and until a successor is elected and qualified.

     The Company’s directors recommend a vote FOR the five nominees listed below. Except where authority to do so has been withheld, the shares of Common Stock represented by the enclosed Proxy will be voted FOR the election as directors of the five nominees named below. All of the nominees are members of the present board, and except for Mr. Constantino, were elected at the Company’s 2002 Annual Meeting of Stockholders. Mr. Constantino was elected by the Board on May 16, 2002, to fill a vacancy in the number of directors constituting the entire Board, as permitted under the By-Laws of the Company. If any nominee becomes unavailable to stand for re-election or to serve for any reason or if a vacancy on the board occurs before the election (which events are not anticipated), the holders of the Proxy may vote for such other person in accordance with their best judgment.

			Director
Name of Nominee	Age	Principal Occupation For Past Five Years	Since

Charles A. Constantino	63	For more than five years, a Director and Executive Vice President of PAR Technology Corporation (NYSE:PTC). PTC develops, manufactures, markets, installs and services microprocessor-based transaction processing systems for the restaurant and industrial market places.	2002

John E. Gould	58	For more than five years, a Partner in Gould & Wilkie LLP, a general practice law firm located in New York City. On May 1, 2002, Gould & Wilkie LLP combined with Thompson Hine LLP, a larger general practice law firm with headquarters in Cleveland, Ohio. The former firm of Gould & Wilkie LLP is now the New York City office of Thompson Hine LLP. Mr. Gould serves on the Executive Committee of Thompson Hine LLP. Mr. Gould is also Chairman of the American Geographical Society and a Director of the Gerber Life Insurance Company.	1997

David G. Mazzella	62	President of the Company since February 1997. Chief Executive Officer of the Company since June 1997. Chief Operating Officer of the Company from February 1997 until June 1997. Chairman of the Board of the Company since December 1999.	1997

William J. Reilly	54	Retired. From 1989 until his retirement as Chief Operating Office in September 2002, Mr. Reilly was employed by Checkpoint Systems, Inc., a global manufacturer and distributor of automatic identification, pricing, and retail security systems.	1997

James R. Scielzo	60	Retired. For the five years preceding his retirement in 1999, Mr. Scielzo was Senior Vice President and Chief Technology Officer for Young & Rubicam Inc., a global corporate communications, advertising, direct marketing, sales promotion, and public relations firm.	1999

Other Directorships and Trusteeships

     None of the Directors and nominees to the Company’s Board of Directors serves on the Boards of Directors or the Boards of Trustees of any other publicly held company, with the exception of Mr. Constantino who serves as a member of the Board of Directors of PAR Technology Corporation (NYSE:PTC).

Committees and Meeting Data

     During 2002, the full Board of Directors held eight meetings. The Audit Committee of the board, consisting of Messrs. Constantino, Gould and Reilly, which is responsible for evaluating audits performed by the Company’s independent auditors and for reviewing the Company’s internal accounting principles and controls, met seven times during the year. The Compensation and Stock Option Committee of the board, consisting of Messrs. Scielzo, Gould and Reilly, which reviews and sets compensation for the Company’s officers and approves grants of stock options to employees, including officers, met three times during 2002. The Executive Committee, consisting of Messrs. Mazzella, Constantino and Reilly, has authority to act on behalf of the full Board of Directors during intervals between meetings of the full board. The Executive Committee did not meet in 2002. The board has a Nominating Committee, consisting of Messrs. Mazzella, Reilly and Scielzo, which did not meet during 2002. The Nominating Committee will consider recommendations for director submitted by stockholders to the Company’s Secretary, and will recommend nominees in the event of any vacancy on the Board.

     During 2002, all directors nominated for re-election attended 100% of the board meetings or meetings of committees of which they were members.

     Audit Committee Report. The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and policies, internal controls, and the selection and oversight of the Company’s independent accountants, and providing laws, regulations and policies relating to the Company’s accounting and reporting practices, and the quality and integrity of the Company’s financial reports. The Audit Committee is composed of three directors, Messrs. Constantino, Gould and Reilly, each of whom is independent and meets the requirements of the National Association of Securities Dealers. The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is attached as Exhibit A.

     Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of our Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that our Company’s independent accountants are in fact “independent.”

     In this context, the Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2002. The Audit Committee also met with representatives of the Company’s auditors to discuss and review the results of the independent auditors’ examination of the financial statements for the year ended December 31, 2002 and the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee reviewed with management and representatives of the Company’s auditors each 10-Q report prior to its filing with the SEC.

     The Audit Committee has also received from the Company’s auditors the written disclosures required pursuant to the Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees) addressing all relationships between the auditors and the Company that might bear on the auditors’ independence and has discussed the same with representatives of the Company’s auditors.

     Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the SEC.

The Audit Committee

Charles A. Constantino, Chair William J. Reilly John E. Gould

Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon reports filed by the Company with the SEC and copies of filed reports received by the Company, the Company believes all reports of ownership and changes in ownership of the Common Stock required to be filed with the SEC during 2002 by the Company’s directors, officers and more than 10 percent stockholders, were filed in compliance with Section 16(a) of the Exchange Act.

Executive Officers

     The following is a list of the Company’s executive officers:

Name	Age	Principal Occupation For Past Five Years

David G. Mazzella	62	President and Chief Executive Officer since 1997; Chief Operating Officer since 1997; Chairman since 1999.

Paul T. Babarik	61	Vice President, Avaya Sales since September 2002. Vice President, Sales from 1996-2002.

Ronald C. Lundy	51	Treasurer since 1993.

Douglas F. Smith	58	Vice President, Operations, since 1999. Prior to 1999, Mr. Smith was the Director of Operations for Veramark.

     There are no family relationships between any of the directors or executive officers of the Company.

Executive Compensation

     The following table summarizes, for the fiscal years ended December 31, 2002, 2001 and 2000, the compensation paid or accrued to the Company’s Chief Executive Officer and two other executive officers whose cash compensation exceeded $100,000 during 2002 (the “Named Executives”).

				Long Term
		Annual Compensation		Compensation

				Awards

				Securities
Name and				Underlying	Other Annual
Principal Position	Year	Salary ($)	Bonus ($)	Options	Compensation ($)(1)

David G. Mazzella	2002	247,000	0	0	126,803 (2)
President, Chief Executive Officer,	2001	255,269	0	300,000	20,698
Chairman of the Board	2000	299,519	0	100,000	20,708
Paul T. Babarik	2002	114,001	5,000	0	15,612
Vice President, Sales	2001	117,750	0	100,000	15,673
	2000	134,615	0	60,000	15,268
Douglas F. Smith	2002	102,600	0	0	12,412
Vice President, Operations	2001	105,946	0	32,500	12,576
	2000	119,808	0	20,000	12,362

(1)	Includes (i) automobile allowance provided by the Company; (ii) life insurance premiums paid by the Company; (iii) the Company’s contributions to its 401(k) Plan for the Named Executive’s benefit; and (iv) medical expense reimbursement paid by the Company for the Named Executive’s benefit.

(2)	Includes forgiveness of a certain loan described herein under the section heading “Certain Relationships and Transactions.”

Employment Agreement

     The Company has an employment agreement with David G. Mazzella to serve as President, Chief Executive Officer and a Director of the Company until December 31, 2004. The agreement provides for a minimum gross salary of $300,000 per year. Pursuant to the agreement, in the event of a change in control of the Company, or in the event Mr. Mazzella’s management responsibilities are materially diminished, the agreement may be terminated at Mr. Mazzella’s option and he will be entitled to separation pay in a lump sum equal to three times his aggregate annual compensation (including salary, bonus and benefits). In addition, unless otherwise provided pursuant to specific option grant, all of his options to purchase stock of the Company will immediately vest at 50% of the original option price and be exercisable for the option’s original term. For purposes under the agreement, a change in control of the Company may occur through a sale, merger, consolidation, sale of substantially all assets, the acquisition of more than 20% of the securities of the Company directly or indirectly by any person or entity, or a change within two years of a majority of the Board of Directors.

Retirement Benefits

     The Named Executives listed below are participants in an unfunded defined benefit retirement plan of the Company. The amount of the retirement benefit, payable from age 65, will vary depending upon length of service, retirement age and average salary. For Mr. Mazzella the benefit will equal 45% to 60% of the average of his three highest years of compensation depending upon his age at retirement. Mr. Mazzella’s retirement benefit is payable for fifteen years. For the other Named Executives the annual benefit will be between 20% and 50% of average salary for the last three full fiscal years of employment with the Company and is payable until death.

     Assuming continued employment with the Company until age 65 with average salary increases of 3% per year, the following table indicates the projected retirement benefit at age 65 for each of the Named Executives who are eligible and vested under the Company’s retirement plan:

		Years of
Name	Current Age	Service to Date	Annual Benefit at Age 65

David G. Mazzella	62	6	$191,000
Paul T. Babarik	61	16	$56,075

Stock Options

     The Company has a stock option plan under which employees may be granted incentive stock options and non-qualified stock options to purchase the Company’s Common Stock. All full-time employees of the Company and its subsidiary are eligible to receive stock options. The Compensation and Stock Option Committee of the Board of Directors administers the plan and makes all determinations with respect to eligibility, option price, term and exercisability, except that the option price on incentive stock options may not be less than 100% of fair market value on the date of grant and the term of any option may not exceed ten years.

     Stock Option Grants. There were no stock options granted to Named Executives during the year ended December 31, 2002.

     Stock Option Exercises and Year-End Values. No options were exercised by the Named Executives during 2002. The following table shows the year end value of unexercised in-the-money options held by the Named Executives at the fiscal year end. Year-end values are based upon the closing price of a share of Common Stock on the closing bid quote on the OTCBB on December 31, 2002 ($0.33).

	Number of Unexercised Options		Value of Unexercised In-the-Money
	at Fiscal Year End		Options at Fiscal Year End

Name	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)

David G. Mazzella	900,000	0	0	0
Paul T. Babarik	242,500	35,000	0	0
Douglas F. Smith	79,500	18,000	0	0

Report of the Compensation and Stock Option Committee of the Board of Directors

     The Compensation and Stock Option Committee of the Board (the “Compensation Committee”) sets compensation levels for the Chief Executive Officer and all other officers of the Company, establishes compensation and incentive plans for officers and approves payments under such incentive plans. The Compensation Committee is composed of three independent, non-employee directors who have no interlocking relationships as defined by the SEC. For 2002, these three directors were Messrs. Scielzo, Gould and Reilly.

     The Compensation Committee’s compensation policies are designed to attract and retain highly skilled executives, reward outstanding individual performance, encourage cooperative team efforts and provide an incentive to enhance long term stockholder value. The Company’s executive officer compensation program consists of base salary, annual contingent bonus compensation, long-term stock options and retirement benefits tied to age and years of service.

     In establishing salaries for the Company’s Chief Executive Officer and other officers, consideration is given to salary ranges for comparable positions in similar size companies. Data for such comparisons is obtained from nationwide surveys conducted by independent compensation consulting firms and from reviewing other companies’ compensation information included in their proxy statements. As a result of basing compensation in part on overall performance of the Company, in any particular year the Company’s executives may be paid more or less than the average executive compensation levels of comparably sized companies. In view of the performance of the Company since 2000, certain of the Company’s officers and other senior managers voluntarily reduced their salaries by 15% to 18% in 2001and 2002.

     In setting salaries within competitive ranges, the Compensation Committee considers performance related factors including the Company’s overall results during the past year and its performance relative to a budgeted plan or stated objectives. Consideration also is given to an individual’s contribution to the Company and the accomplishments of departments for which that officer has management responsibility. Potential for future contributions to the Company is also taken into account for all officers.

     The Company has a bonus compensation plan for officers and middle management, other than the Chief Executive Officer. Under this plan, the Compensation Committee each year establishes a schedule for calculating aggregate incentive compensation based upon the Company’s performance against targets for net income before tax. The total plan award is allocated to the managers by the Chief Executive Officer and the Compensation Committee through a combination of objective formulas based upon salaries and subjective performance related considerations. The net income performance standards set by the Compensation Committee were not met by the Company during 2002 and accordingly no bonuses were paid to officers and managers.

     The Compensation Committee is responsible for selecting the recipients of stock options, establishing the timing of grants, and setting the option exercise price within the terms of the Option Plan. The Compensation Committee considers the recommendations of the Chief Executive Officer with respect to officers in this regard. Stock options are viewed as a long-term incentive for officers and a means to more closely align the interests of officers with those of stockholders.

James R. Scielzo, Chair John E. Gould William J. Reilly

     This Compensation and Stock Option Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this document or any portion thereof into any filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not otherwise be deemed filed under such acts.

     Directors’ Stock Options. Each outside director receives each year an option to purchase 10,000 shares of the Common Stock at a price based upon the closing price of the Common Stock on the last trading day of the prior year. The option price will be 100% of such closing price if an incentive stock option and 85% of such closing price if a non-qualified option. In addition, outside directors receive $1,000 for each board meeting attended in person and $200 for each meeting attended by telephone conference.

Common Stock Performance Comparison

     The following graph shows a five-year comparison of cumulative total returns for owners of the Common Stock compared to an Index for NASDAQ stocks and the NASDAQ Telecommunications Index based upon year-end closing prices including a closing price on December 31, 2002 of $0.33 per share for the Common Stock.

Certain Relationships and Related Transactions

(1)	The Company has an employment agreement with Mr. Mazzella. See “— Employment Agreement” above.

(2)	Pursuant to Board of Director approval, the remaining principal and interest payable on a loan, in the amount of $106,218, by the Corporation to the President and Chief Executive Officer, David G. Mazzella, was forgiven. The loan made in 1997, and due in 2002, was specifically for the purchase of Common Stock of the Corporation. In forgiving the loan, the Board of Directors acknowledged that over the past several years, and currently, the President and Chief Executive Officer had (i) voluntarily reduced his annual salary and otherwise waived the economic value of several benefits to which he was entitled to under his Employment Agreement, and (ii) provided outstanding leadership during a period of downturn and uncertainty in the telecommunications industry.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte and Touche LLP as independent auditors for the fiscal year ending December 31, 2003. Deloitte and Touche LLP acted as the independent auditors for the Company for the fiscal year ended December 31, 2002. PricewaterhouseCoopers LLP acted as the independent auditors for the Company for the fiscal years ending December 31, 2000 and December 31, 2001. Representatives of Deloitte and Touche LLP are expected to be present at the Meeting. They will be available to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

     The Audit Committee of the Board of Directors of the Company approved on November 15, 2002, the engagement of the accounting firm of Deloitte & Touche, LLP as independent accountants for the Company for the year ending December 31, 2002 and dismissed its past accountants, PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP indicated that, although no decision had been reached, it was informing the Company that it might decline to stand for re-election in 2003. The Company determined that it was in the best interests of Shareholders that alternative independent auditors be selected and to effect an orderly transition as expeditiously as possible. PricewaterhouseCoopers LLP’s reports on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through November 15, 2002, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

     Although the appointment of independent auditors is not required to be submitted to a vote by stockholders, the Board believes as a matter of policy that it is appropriate that the stockholders ratify the Board’s appointment. If the stockholders should not ratify the appointment of Deloitte and Touche LLP, the Audit Committee and Board of Directors will consider other certified public accountants for appointment.

     Audit Fees. During fiscal year 2002, the aggregate fees billed to the Company by its independent auditors were $60,480 for the annual audit of the financial statements and review of the financial statements included in the Company’s quarterly reports on Form 10-Q.

     Financial Information Systems Design and Implementation Fees. Our independent auditors did not render information technology services to us during the fiscal year ending December 31, 2002.

     All Other Fees. The aggregate fees billed by its independent auditors for professional services rendered to us during fiscal year 2002, other than the audit services referred to above, were $9,568, all of which was for tax preparation and tax consulting fees.

     The Audit Committee of the Board has considered whether provision of the non-audit related services described above is compatible with maintaining the independent accountants’ independence and has determined that those services have not adversely affected PricewaterhouseCoopers LLP’s independence.

PROPOSAL NO. 3 — OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Meeting other than those described above. If any other matters properly come before the Meeting, it is intended that the persons named in the enclosed Proxy will vote the shares of Common Stock represented by signed proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS

     Under SEC rules, any stockholder wishing to present a proposal at the Company’s 2004 Annual Meeting of Stockholders must submit the proposal to the Company’s Secretary at its office at 3750 Monroe Avenue, Pittsford, New York 14534, no later than December 12, 2003 in order for the proposal to be considered for inclusion, if appropriate, in the proxy and proxy statement relating to the 2004 Annual Meeting of Stockholders.

By Order of the Board of Directors

Robert N. Latella Secretary

Pittsford, New York
April 3, 2003

VERAMARK TECHNOLOGIES INC.
Audit Committee of the Board of Directors

CHARTER

I.      PURPOSE

     (A)       The Audit Committee, as appointed by the Corporation’s Board, shall provide assistance to the Corporation’s directors in fulfilling their responsibility to the shareholders, potential shareholders, regulatory agencies, and the investment community relating to corporate accounting and reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation.

     (B)       The Audit Committee’s primary duties and responsibilities are to:

                  (1)     Appoint and oversee the work of the Company’s independent accountants; and

                  (2)     Oversee that the Corporation has established and maintained processes for

                            (i)     reliable accounting policies and financial reporting and disclosure;

                            (ii)     assuring that an adequate system of internal control is functioning within the Corporation;

                            (iii)    complying with all applicable laws, regulations, and corporate policy; and

                            (iv)    receive, retain and process complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

II.      COMPOSITION

     (A)       The Audit Committee shall be comprised of at least one person who shall be a member of the Board and appointed by the Board.

     (B)       Each member of the Audit Committee shall be:

                  (1)     Independent as defined under Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) there under;

                  (2)     Free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee; and

                  (3)     Have a working familiarity with basic finance and accounting practices.

     (C)       If any member of the Board qualifies as a “financial expert” as that term is defined by the Exchange Act or the SEC, he or she shall be appointed a member of the Audit Committee.

     (D)     The members of the Audit Committee shall be elected by the Board at its annual meeting of the Board held in conjunction with the annual shareholders meeting. Members of the Audit Committee shall hold their office until their successors shall be duly elected and qualified. The Board shall have the power at any time to remove from or add the membership of the Audit Committee and to fill vacancies, subject to the independence, experience and financial expertise requirements referred to above. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.      MEETINGS

     (A)       The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee, or if authorized by the Audit Committee, its Chairperson, should meet with the independent accountants and management quarterly to review the Corporation’s financial statements.

     (B)       The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

IV.      INVESTIGATIONS, RETENTION ADVISORS AND FUNDING

     (A)       The Audit Committee has the authority to investigate fully any matter it deems necessary in fulfilling its responsibilities, and to that end the Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors or experts.

     (B)       The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

V.      RESPONSIBILITIES AND DUTIES

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations; these activities remain the responsibilities of management and the independent accountants.

     To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports/Review

                  (1)     Review and reassess, at least annually, the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to update this Charter.

                  (2)     Make regular reports of its activities to the Board.

                  (3)     Review with management and the independent accountants the Corporation’s annual financial statements, as included in the Company’s 10K report, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”).

                  (4)     Review with management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

                  (5)     Review all material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

                  (6)     Review disclosures made to the Audit Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q; including disclosures about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have significant role in the Corporation’s internal controls.

Independent Accountants

                  (7)     Be directly responsible for the appointment, compensation, and oversight of the work at the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Audit Committee.

                  (8)     Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

                  (9)     Oversee independence of the accountants by:

                  (i)     Reviewing and discussing with the accountants on at least an annual basis all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

                  (ii)     Receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 (“ISB No 1”)

                  (iii)    Reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationship of services between the accountants and the Corporation or any other disclosed relationships for services that may impact the objectivity and independence of the accountants; and

                  (iv)    Recommending, if necessary, that the Board take certain action to satisfy itself of the auditor’s independence.

                  (v)     Meeting with the independent accountants prior to the audit to discuss planning and staffing of the audit.

                  (vi)    Ensuring that the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

                  (vii)    Recommending to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation.

Financial Reporting Process

                  (10)     Review, with the independent accountant and management, the integrity of the Corporation’s internal and external financial reporting processes, including responsibilities, budget, staffing, reporting and disclosure procedures and any recommended changes.

                  (11)     Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants or management.

                  (12)     Establish regular systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to require information.

                  (13)     Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

                  (14)     Obtain from the independent accountants assurance that its has not received or discovered any information indicating that an illegal act (whether or not perceived to have a material effect on the financial statements of the issuer) has or may have occurred, that is required to be reported to the Corporation under Section 10(A) of the Exchange Act.

Legal Compliance/General

                  (15)     Review with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

                  (16)     Report through its Chairperson to the Board following meetings of the Audit Committee.

                  (17)     Maintain minutes or other records of meetings and activities of the Audit Committee.

                  (18)     Oversee the Corporation’s procedure and process for the:

                            (i)     Receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and

                            (ii)     Confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

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ANNUAL MEETING OF SHAREHOLDERS OF

VERAMARK TECHNOLOGIES, INC.

May 15, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â      Please detach and mail in the envelope provided.      â

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:					FOR	AGAINST	ABSTAIN
		NOMINEES:		2.	Ratification of the appointment of Deloitte & Touche LLP as auditors for the year ending December 31, 2003.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡	Charles A. Constantino John E. Gould David G. Mazzella William J. Reilly James R. Scielzo	3.
At their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies related to the Annual Meeting.

					This proxy will be voted as specified. If the Proxy is signed and no direction is given, the shares represented will be voted FOR Proposals 1 and 2 and will be voted in the discretion of the Proxies named herein with respect to any matters referred to in proposal 3.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method	☐

Signature of Shareholder ________________________________ Date: ____________ Signature of Shareholder ________________________________ Date: ____________
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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VERAMARK TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 15, 2003

     The undersigned hereby appoints David G. Mazzella and John E. Gould, and each of them with full power of substitution, as proxies to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Veramark Technologies, Inc. which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company, and at any adjournments thereof, upon the matters set forth in the notice and proxy statement.

(To be Signed on the Reverse Side)

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